Exhibit 99.1

Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
650-312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Third Quarter 2007 Financial Results

• Q3 2007 Net Revenues:	$27.5 million
• Q3 2007 GAAP Net Income:	$3.5 million; $0.16 per share (diluted)
• Q3 2007 Non-GAAP Net Income:	$7.7 million; $0.34 per share (diluted)

MOUNTAIN VIEW, Calif. – Oct. 24, 2007 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors, today announced financial results for the third quarter ended Sept. 30, 2007.

Revenue for the third quarter of 2007 was $27.5 million, a 6.6 percent sequential increase from $25.8 million for the second quarter of 2007.

Third quarter 2007 net income, determined in accordance with generally accepted accounting principles (GAAP), was $3.5 million or $0.16 per share. By comparison, GAAP net income was $2.3 million or $0.11 per share for the second quarter of 2007. GAAP net income includes stock-based compensation expense, the amortization of intangible assets, a fair value inventory adjustment and a net impact of deferred tax asset valuation allowance release. Excluding these items, non-GAAP net income for the third quarter of 2007 was $7.7 million or $0.34 per share, an increase of 21.4 percent from $0.28 per share for the second quarter of 2007.

Cash and short-term investments at the end of the third quarter were $99.8 million, compared with $104.7 million at the end of the prior quarter. The decrease in our cash and short-term investments reflect the $14.6 million acquisition of the Cypress Semiconductor NSE products and related inventory.

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

Acquisition of Aeluros, Inc.

NetLogic Microsystems separately announced today that it has signed a definitive agreement to acquire Aeluros, Inc., a privately-held, fabless provider of industry-leading 10-Gigabit Interface technologies and semiconductor products, located in Mountain View, CA. Through the acquisition, NetLogic Microsystems expects to expand its worldwide leadership in knowledge-based processors by delivering next-generation processors that incorporate the industry’s best-in-class, ultra low power interface technology from Aeluros to support bandwidth-hungry video applications in the enterprise and datacenter.

NetLogic Microsystems expects to pay approximately $57 million in cash upon the closing of the transaction in exchange for all of the outstanding equity securities of Aeluros. NetLogic Microsystems also expects to reserve approximately 115,000 shares of common stock for future issuance upon the exercise of unvested employee stock options of Aeluros that will be assumed by NetLogic Microsystems and which will be subject to continued employment vesting requirements. In addition, under the terms of the definitive agreement, NetLogic Microsystems may pay up to an additional $20 million upon the attainment of performance milestones for the acquired business. A portion of the consideration payable to the stockholders of Aeluros will be placed into escrow pursuant to the terms of the definitive agreement. The acquisition has been approved by both companies’ Board of Directors and is subject to customary closing conditions. The acquisition is expected to close within the next 10 days.

Management Qualitative Comments

“This is an exciting time for the company,” said Ron Jankov, president and chief executive officer. “As we have discussed throughout the year, there are several important industry trends that are driving the long-term demand for knowledge-based processing across the network, such as the proliferation of on-demand delivery of video to the home, office and mobile devices, the growing popularity of voice-over-IP and the transition to an all-IP network to support these and other applications. As a result, our addressable market has expanded from mostly high-end enterprise networking to now also include cable infrastructure, telecommunication infrastructure, advanced mobile infrastructure, security, desktop switching and the datacenter. Further, with our acquisition of Aeluros, we will greatly expand the depth of our engineering team and our technology portfolio,

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

and will significantly enhance our ability to offer our customers truly differentiated solutions to address the growing complexity of the network and communications infrastructure.”

Recent Highlights

•

NetLogic Microsystems announced its collaboration with Intel to address the security appliance and datacenter computing markets with the NETL7 knowledge-based processor. As part of this collaboration, the companies showcased at the Intel Developer Forum 2007 a 10-Gigabit server-based security appliance and application-aware networking reference solution that is capable of providing advanced unified threat management, intrusion prevention and malware protection functions.

•	During the third quarter, the company acquired certain assets associated with Cypress’s network search engine products targeted at the high-volume desktop switching market.

•

NetLogic Microsystems ranked 50th on Deloitte’s 2007 Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications and life sciences companies in North America. Deloitte’s 2007 Technology Fast 500 also ranked NetLogic Microsystems as the 3rd fastest growing semiconductor company. Rankings are based on percentage of fiscal year revenue growth over five years, from 2002–2006.

•

NetLogic Microsystems, Kaspersky Lab, a leading developer of secure content management solutions, and Raza Microelectronics®, Inc. (RMI), the leading supplier of multi-core, multi-threaded processors for communications, wireless and security applications, announced a partnership to provide original equipment manufacturers (OEMs) with the industry’s highest performance anti-virus solution that is capable of delivering 10 Gigabits-per-second (Gbps) line-rate performance for the service provider, enterprise and data center markets.

•

NetLogic Microsystems announced the availability of a production-ready Layer 7 software suite for its NETL7 Layer 7 knowledge-based processors. This suite of production-ready tools for the development of products using NetLogic Microsystems’ high-performance NETL7 knowledge-based processors enables original equipment manufacturers (OEMs) to develop next-generation secure and application-aware networking products more rapidly and improve time-to-market by shortening their software development cycles.

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

•

NetLogic Microsystems also announced the availability of the NLS1005 content processor, the newest addition to its NETL7 Layer 7 knowledge-based processor family. The NLS1005 content processor features a high-speed PCI Express® interface, and enables deep packet inspection and application signature recognition with 10-Gigabit line rate performance.

Conference Call

NetLogic Microsystems will hold its third quarter 2007 financial results conference call today at 2:15 p.m. Pacific time. To listen to the conference call, dial 866.383.8008 ten minutes prior to the start of the call, using the passcode 84158408. International callers, dial 617.597.5341. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 888-286-8010 and enter passcode 32532351. International callers dial 617-801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ:NETL), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high performance knowledge-based processors for a variety of advanced wireline and mobile wireless networking systems, such as routers, switches, wireless infrastructure equipment, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking original equipment manufacturers (OEMs), to supply network service providers with systems offering more advanced functionality for the Internet, such as high-definition video delivery over the Internet (IPTV), voice transmission over the Internet (VoIP), unified threat management (UTM), virtual private networks (VPN), rich content delivery over mobile wireless networks, and streaming video and audio. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

NetLogic Microsystems, the NetLogic Microsystems logoe and NETL7 are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the times that our customers place their order during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

###

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenue	$27,533	$26,634	$76,778	$75,789
Cost of revenue*	9,935	10,350	28,036	29,380

Gross profit	17,598	16,284	48,742	46,409

Operating expenses:
Research and development*	10,830	9,593	31,763	27,357
In-process research and development	—	—	—	10,700
Selling, general and administrative*	5,112	3,954	13,633	11,557

Total operating expenses	15,942	13,547	45,396	49,614

Income (loss) from operations	1,656	2,737	3,346	(3,205)
Interest and other income, net	1,298	1,016	3,760	2,620

Income (loss) before income taxes	2,954	3,753	7,106	(585)
Provision for (benefit from) income taxes	(504)	308	(326)	356

Net income (loss)	$3,458	$3,445	$7,432	$(941)

Net income (loss) per share - Basic	$0.17	$0.17	$0.36	$(0.05)

Net income (loss) per share - Diluted	$0.16	$0.16	$0.34	$(0.05)

Shares used in calculation - Basic	20,860	20,070	20,650	19,624

Shares used in calculation - Diluted	21,989	21,275	21,755	19,624

*	Includes the following amounts of stock-based compensation (in thousands):

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Cost of revenue	$185	$239	$519	$387
Research and development	2,378	1,939	6,672	5,504
Selling, general and administrative	1,480	979	3,667	2,857

Total	$4,043	$3,157	$10,858	$8,748

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, an in-process research and development charge, a fair value inventory adjustment, a net impact of deferred tax asset valuation allowance release and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We excluded stock-based compensation expense as well as amortization of intangibles as they are non-cash in nature. We excluded an in-process research and development charge, a fair value adjustment related to acquired inventory and a net impact of deferred tax asset valuation allowance release, as they are considered one-time items.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 24, 2007 that the Company has submitted to the Securities and Exchange Commission.

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
GAAP net income (loss)	$3,458	$3,445	$7,432	$(941)
Reconciling items:
Stock-based compensation	4,043	3,157	10,858	8,750
In-process research and development	—	—	—	10,700
Amortization of intangible assets	634	534	1,284	1,649
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	81	—	81	288
Net impact of deferred tax asset valuation allowance release	(534)	—	(534)	—

Non-GAAP net income	$7,682	$7,136	$19,121	$20,446

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Diluted:
GAAP net income (loss) per share	$0.16	$0.16	$0.34	$(0.05)
Reconciling items:
Stock-based compensation	0.18	0.15	0.49	0.41
In-process research and development	—	—	—	0.50
Amortization of intangible assets	0.03	0.02	0.06	0.08
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—	—	—	0.01
Net impact of deferred tax asset valuation allowance release	(0.03)	—	(0.02)	—
Difference in shares count between diluted GAAP and diluted non-GAAP calculations	—	—	—	—

Non-GAAP net income per share - Diluted	$0.34	$0.33	$0.87	$0.95

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED NET INCOME PER SHARE CALCULATION TO

THE SHARES USED FOR NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(UNAUDITED)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Shares used in calculation - Diluted (GAAP)	21,989	21,275	21,755	19,624
The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	318	379	276	371
The effect of dilutive potential common shares due to reporting non-GAAP net income	—	—	—	1,473

Shares used in calculation - Diluted (non-GAAP)	22,307	21,654	22,031	21,468

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(UNAUDITED)

	Three months ended				Nine months ended
	September 30,		September 30,		September 30,		September 30,
	2007		2006		2007		2006
Total GAAP gross margin	$17,598	63.9%	$16,284	61.1%	$48,742	63.5%	$46,409	61.2%
Reconciling items:
Stock-based compensation	185	0.7%	239	0.9%	519	0.7%	387	0.5%
Amortization of intangible assets	634	2.3%	534	2.0%	1,284	1.7%	1,649	2.2%
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	81	0.3%	—	0.0%	81	0.1%	288	0.4%

Total Non-GAAP gross margin	$18,498	67.2%	$17,057	64.0%	$50,626	65.9%	$48,733	64.3%

-More-

NetLogic Microsystems, Inc. Announces Third Quarter 2007 Results

Oct. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$96,801	$50,752
Short-term investments	3,000	39,127
Accounts receivable, net	10,718	7,736
Inventory	12,085	10,703
Prepaid expenses and other current assets	10,431	1,387

Total current assets	133,035	109,705

Property and equipment, net	5,751	5,530
Goodwill	37,069	37,069
Intangible asset	15,399	5,362
Other assets	4,810	103

Total assets	$196,064	$157,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,000	$4,930
Accrued liabilities	13,871	7,353
Deferred revenue	732	54
Software license obligations, current	1,653	1,382

Total current liabilities	22,256	13,719
Software license obligations, long-term	—	1,243
Other liabilities	7,044	283

Total liabilities	29,300	15,245

Stockholders’ equity:
Common stock and additional paid-in capital	241,502	224,851
Deferred stock-based compensation	(12)	(182)
Accumulated other comprehensive income (loss)	(5)	8
Accumulated deficit	(74,721)	(82,153)

Total stockholders’ equity	166,764	142,524

Total liabilities and stockholders’ equity	$196,064	$157,769